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                                                                         EX-10.2
                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT, made on September 30, 1997 by and between Mortgage Plus Equity and Loan Corp., a New York corporation, having an address at 6851 Jericho Turnpike, Syosset, New York 11791 (the Corporation) and Steven Latessa, residing at 83 Bayberry Lane, Smithtown, New York 11787 (Employee).

                                       I.

                                     RECITAL

     A. The Corporation wants to retain Employee as an executive employee of the Corporation. Employee wants to be retained in that capacity on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree to the following terms and conditions.

                                       II.

                              TERMS AND CONDITIONS

     SECTION 1. EMPLOYMENT

     The Corporation employs Employee as its Chief Executive Officer with primary responsibility for the general management of the Corporation's affairs and its day-to-day operations. Employee accepts such employment. In this capacity, Employee shall perform such services for the Corporation as are customarily performed by
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persons in this position and such other duties and services, commensurate with this position, as shall be assigned to him by the Corporation's Board of Directors, provided however, that any material change in Employee's duties or place of employment shall only be made with the mutual consent of Employee and the Corporation. Employee shall devote his full and exclusive time, energies and attention to the performance of his duties and shall not, during the term of this Agreement, be engaged in any other business activity.

     Notwithstanding the foregoing, Employee may undertake passive investments which do not (a) interfere, in any material aspect, with his obligations under this Agreement, or (b) compete or conflict with the business of the Corporation.

     SECTION 2. TERM.

     Except as otherwise provided in this Agreement, the term of the Employee's employment shall be for a period commencing on the date of this Agreement and ending on September 30, 2000, unless terminated sooner pursuant to the provisions of this Agreement. This Agreement shall be automatically renewed for successive three (3) year periods, unless either party notifies the other in writing of its intention not to renew this Agreement. This notice must be given at least sixty (60) days prior to the end of the then current term.

EMPLOYMENT AGREEMENT - PAGE 2
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     SECTION 3. COMPENSATION AND BENEFITS.

     3.1. Compensation. In consideration of the services to be provided by Employee, Employee shall receive a base salary of $150,000 per year (with 4% increases commencing with the 1998 calendar year), payable at the frequency with which the Corporation pays its executives.

     Compensation shall be reviewed annually. Increases in base salary, if any, shall be within the sole discretion of the Corporation.

     3.2 Bonus. In addition to the compensation set forth above, Employee shall be entitled to an annual bonus, if any, as determined by the Corporation's Board of Directors.

     3.3 Benefits. Employee shall be entitled to sick leave, fringe benefits, vacation, holidays, health insurance, disability benefits, pension benefits and other employee plans as are currently provided its other executives, or as otherwise established from time to time by the Board of Directors. Specifically, Employee shall be entitled to the Corporation's customary paid holidays and four
(4) consecutive weeks vacation. Vacations shall be taken at such times as are mutually agreed upon by the Corporation and Employee.

     3.4 Automobile Usage. During the term of this Agreement and any renewal term, Employee shall be entitled to an automobile


EMPLOYMENT AGREEMENT - PAGE 3
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allowance in the amount of $2,000 per month. The Corporation shall be responsible for title to, and the maintenance and insurance costs for, such automobile. Employee shall provide substantiation for such allowance by documentation, the form and content of which shall be the same as required of the officers of the Corporation.

     SECTION 4. DISABILTTY OR DEATH OF EMPLOYEE.

     4.1 Disability. If Employee is incapacitated or disabled by accident, normal and customary sickness or otherwise, prior to attaining the age of sixty-five (65), and, as a result, is rendered mentally or physically incapable of performing the services required of him under this Agreement for a period of ninety (90) consecutive days or longer (the Disability Period), the Corporation may, upon the occurrence of the event giving rise to such incapacity or disability, or at any time thereafter, at its option, terminate the employment of the Employee under this Agreement immediately upon giving him notice of such termination. Notwithstanding the Corporation's right to terminate Employee's employment under this Section, Employee shall be entitled to receive his full compensation for the first six (6) months from the beginning of the Disability Period. Nothing in this Agreement shall limit the Employee's right to receive any payments to which he may be entitled under any disability or employee benefit plan


EMPLOYMENT AGREEMENT - PAGE 4
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of the Corporation, if any, or under any other disability or insurance policy or plan.

     4.2 Death. If Employee should die during the term of this Agreement, this Agreement shall be deemed to have terminated as of the date of his death provided, however, that the compensation payable hereunder shall be paid to his spouse (or in the absence of a spouse, to his estate) for a period of six (6) months from the date of death.

     SECTION 5. RESTRICTIVE COVENANTS.

     5.1 Disclosure of Information. At all times during and after the term of Employee's employment, Employee shall not, except with Corporation's express prior written consent, or in the proper performance of his duties to the Corporation, directly or indirectly disclose, communicate, divulge or make accessible to any person, firm, corporation or other entity, or use for his own benefit or for the benefit of any other person, any knowledge or information with respect to the conduct or details of the Corporation'S business. This knowledge includes, but is not limited to, technical know-how, methods of operation, books, records, accounts, details of contracts, client lists, fees, costs, marketing and sales methods, other trade secrets or confidential information, forms or statistics, except with respect to the information and know-how the Employee possessed prior to


EMPLOYMENT AGREEMENT - PAGE 5
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the date of his employment with the Corporation or unless such information shall have become public knowledge other than by breach of this provision.

     5.2 Non-competition. Employee shall not, during the term of this Agreement and for a period of one (1) year after termination of this Agreement, without the prior written consent of the Corporation, either separately or in association with others, directly or indirectly:

     (i) establish, engage in, promote and assist or become interested in (whether as an owner, stockholder, partner, lender or other investor, director, officer, employee, consultant, advisor, agent or otherwise) any business or enterprise that, competes with or solicits customers, business or patronage in competition with any substantial part of the business conducted by the Corporation or any of its subsidiaries or affiliates within 50 miles in any geographic area in which the Corporation or any of its subsidiaries or affiliates has an office. Mere passive ownership of not more than five (5%) percent of the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the over-the-counter market, shall not be considered a breach of this section;

     (ii) participate in the solicitation of any business of any type conducted by the Corporation, or any subsidiary or affiliate


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of it, from any person or entity which was a client of the Corporation, or any subsidiary or affiliate of it, on the date of termination of the Employee's employment with the Corporation; or

     (iii) attempt to induce any employee of the Corporation, or any of its subsidiaries or affiliates, to leave the employment of the Corporation or such subsidiary or affiliate.

     5.3 Records. Employee acknowledges and agrees that all records relating to the Corporation and its operations are and shall be the sole property of the Corporation. Upon termination of Employee's employment, Employee will immediately surrender to the Corporation the books, accounts, records, memoranda, keys and other property of the Corporation of every nature whatsoever which are in Employee's possession or under his control, including copies, whether prepared by Employee or by others.

     SECTION 6. TERMINATION.

     6.1. Termination for Cause. The employment of Employee under this Employment Agreement may be terminated by the Corporation for cause at any time. For purposes hereof, the term "Cause" shall include but shall not be limited to:

     A. Employee's fraud, dishonesty, willful misconduct or gross negligence in the performance of his duties;

     B. Employee's material breach of any provision of this Agreement;


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     C. Employee's willful and material refusal or failure to (i) carry out specific directions of his superiors or the President or the Board of Directors, or (ii) perform a material part of his duties under this Agreement;

     D. Employee's commission of larceny, embezzlement, conversion or any act involving the misappropriation of funds in the course his employment;

     E. Employee's commission of any act which is adjudicated to be a fraudulent act or would create any liability whatsoever under any state or federal securities law in excess of $5,000;; or

     F. Employee's misuse of alcohol, drugs or any controlled substance.

     Except as provided to the contrary in this Agreement, any termination for Cause shall be on notice to Employee giving Employee thirty (30) days to cure said breach, or, in the event said breach is not capable of being cured within said thirty (30) day period, giving Employee a reasonable period of time to cure said breach provided Employee diligently takes action to immediately cure said breach. Employee shall have no claim for compensation, additional compensation, or any other benefit from and after such termination date.

     6.2 Termination After Sale. This Agreement may be terminated by the Corporation in the event of (i) any sale of a


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majority of the shares of the Corporation's voting stock or (ii) any sale of substantially all the assets of the Corporation.

     SECTION 7. ASSIGNMENT.

     This Agreement may not be assigned by the Employee. The Corporation may assign or transfer this Agreement to a parent or subsidiary corporation, or to a successor corporation in the event of a merger, consolidation or transfer or sale of all, or substantially all, of its assets or a public offering of the stock of the Corporation. In the case of any assignment or transfer, this Agreement shall be binding upon and inure to the benefit of such successor corporation which shall assume performance of all of the obligations of the Corporation under this Agreement, and the Corporation shall be released from further liability under this Agreement.

     SECTION 8. MISCELLANEOUS.

     8.1 Entire Agreement, Modification. This Agreement constitutes the entire agreement between the parties with respect to the matters set forth in it and may not be amended nor modified except in writing, signed by the parties. However, Employee's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.


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     8.2 Notice. Any notice required under this Agreement shall be deemed given when mailed by certified mail, return receipt requested, with a copy sent by regular first class mail, to the address listed in this Agreement or such other addresses as the parties may designate in writing. All notices under this Agreement shall also be sent to Leonard M. Ridini, Jr., Esq. 45 Crossways Park Drive, Woodbury, New York 11797.

     8.3 Construction and Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the other provisions of it. The remaining provisions of the Agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

     8.4 Waiver. The waiver by either party of noncompliance by the other party of any term or provision of this Agreement shall not be construed as a waiver of any other noncompliance.

     8.5 Captions. The captions in this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement, or in any way affect this Agreement.

     8.6 Arbitration. In the event a dispute arises under any term or provision of this Agreement, such dispute shall be settled


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by arbitration in the County of Nassau, State of New York, by and in accordance with the rules then obtaining of the American Arbitration Association.

     8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together will constitute one and the same instrument.

     8.8 Cooperation. The Corporation and Employee shall cooperate with each other to carry out the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written.


                                     Mortgage Plus Equity and Loan Corp.

                                 By: /s/ ILLEGIBLE
                                     --------------------------------------


                                     /s/ STEVEN LATESSA
                                     --------------------------------------
                                     Steven Latessa


EMPLOYMENT AGREEMENT - PAGE 11